Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2013, with respect to the consolidated financial statements of Multiband Corporation and subsidiaries included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-186684) and related Prospectus of Goodman Networks Incorporated for the registration of Senior Secured Notes due 2018.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

June 7, 2013